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                                                          Exhibit 10.04(a)

                                    LEASE
                                    -----
        Lease made this 1st day of March 1996 between Chicago Investors, a general partnership organized under the law of the State of Ohio, having its as principal office at 805 Chicago Street, Toledo, Ohio 43611, herein referred to as "Lessor," and Ottawa River Steel Co., a corporation organized under the laws of the State of Ohio, having its principal office at 805 Chicago Street, Toledo, Ohio 43611, herein referred to as "Lessee."

        In consideration of the mutual covenants contained herein, the parties agree as follows:

        Section 1. SUBJECT AND PURPOSE. Lessor leases the land, buildings and equipment located at 810 Chicago Street, Toledo, Lucas County, Ohio, consisting of the land (the "Land") described in Schedule A, the buildings and other improvements outlined in red on Schedule B including the outside area under crane, approximating 27,000 square feet (the "Improvements"), the personal property described on Schedule C (the "Equipment"), and the respective easements, rights and appurtenances relating to the Land, the Improvements and the Equipment (hereinafter referred to as the "Leased Premises"). The Leased Premises are leased to Lessee in their present condition without representation or warranty by Lessor, and subject to the rights of parties in possession and to the existing state of title. Lessee has examined the Leased Premises and title to the Leased Premises and has found all of the same satisfactory for its purposes. Lessee is aware and agrees that its rights in the Land and the buildings thereon (except for the buildings outlined in red on Schedule B), shall be non-exclusive, and that Lessor and other tenants shall also have rights in the Land and such buildings. Lessee may use the Leased Premises for the operation of a steel processing, fabrication and storage center and for no other purposes.

        Section 2. TERM. A. Lessor leases the Leased Premises for an initial term ("Initial Term") of 24 months commencing March 1, 1996, and terminating February 28, 1998. At the end of the Initial Term, Lessee has the options to extend this Lease for up to three (3) additional option periods of one (1) year each (each of said renewals is a "Renewable Term" upon the following terms and conditions:

        (a) Lessee gives Lessor written notice of its exercise of the applicable renewal options at least sixty (60) days prior to the expiration of the Initial Term and at least sixty (60) days prior to the expiration of each Renewal Term if Lessee desires to exercise its options to renew the Lease for any Renewal Term.

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        (b) Lessee is not in default under this Lease beyond the expiration of any cure period either on a date Lessee delivers the notice required above or at any time thereafter prior to the commencement of the Renewal Term so exercised.

        (c) All of the terms and provisions of this Lease shall be applicable to the Renewal Term, except that the rental for each Renewal Term shall be as set forth in Section 3 RENTAL of this Lease. After the Initial Term and Renewal Term (s), Lessee shall be deemed a tenant of the Leased Premises from month-to-month at the rents in effect at the later of the Initial Term or Renewal Term (s), subject to all the terms and provisions hereof, except only as to the term of this Lease. After the Initial Term or the Renewal Term (s), either party may cancel this Lease upon giving the other party sixty (60) days written notice. In the event Lessor secures a new tenant for the Leased Premises during the month-to-month tenure of Lessee, Lessor shall grant the Lessee the first right of refusal to match the terms of the proposed lease agreed to by and between the Lessor and the new tenant.

        B. Notwithstanding the above, until Lessee removes all of its equipment and personal property from the Leased Premises, Lessee shall be liable for monthly rental based on the same amount as stated herein for such additional period of the time until all equipment and personal property are completely removed.

        Section 3. RENTAL. Lessee agrees to pay Lessor rent for the Leased Premises, without deduction or set-off and without demand, as follows;

            (a) From March 1,1996 through February 28, 1998, Lessee agrees to pay Lessor as annual rent the sum of One hundred-seventy-one thousand, sixty dollars ($171,060) per year payable in equal consecutive monthly installments of Fourteen thousand, two hundred-fifty-five dollars ($14,255) each.

            (b) From March 1,1998 through February 28,1999, the annual rent described in subparagraph (a) of this Section plus any increase necessary to reflect any decrease in the purchasing power of the consumer dollar, which shall be determined as follows:

                   (i) the index number of the "Consumer Price Index - All Urban Consumers, All Items" (1982 - 84 = 100) ("CPI"), published by the Bureau of Labor Statistics of the United States Department of Labor, for the "All Cities" Average for December, 1995 shall be the denominator of a fraction and the index number for December, 1997 shall be the numerator of said fraction.

                   (ii) multiply said fraction, if in excess of 1.00, by One hundred-seventy-one thousand, sixty dollars ($171,060).

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                   (iii) the resulting amount shall be the annual base rent for the applicable period.

                Said resulting sum shall be payable in equal monthly installments each on the first day of every month in advance. If the Bureau of Labor Statistics shall change its Base Period and/or the index number of the Base Period, the new index numbers shall be substituted for the old index numbers in making the above computation. If the Consumer Price Index of the United States Bureau of Labor Statistics is discontinued, comparable statistics on the purchasing power of the consumer dollar, as published by the United States Government or, in the absence thereof, by a responsible financial periodical of recognized authority selected by Lessor shall be used for making such computation.

            (c) From March 1,1999 through February 29, 2000, as annual rent, the resulting annual rent described in subparagraph (b) of this Article multiplied by a fraction with the CPI index number for December 1997 as the denominator of said fraction and the CPI index number for December 1998 as the numerator of said fraction. Said resulting amount shall be payable in equal monthly installments. In no event shall annual rent payable in accordance with this subparagraph (c) of this Article be less than the annual rent paid in accordance with subparagraph (b) of this Article.

            (d) From March 1, 2000 through February 28, 2001, as annual rent, the resulting annual rent described in subparagraph (c) of this Article multiplied by a fraction with the CPI index number for December 1995 as the denominator of said fraction and the CPI index number for December 1999 as the numerator of said fraction. Said resulting amount shall be payable in equal monthly installments. In no event shall annual rent payable in accordance with this subparagraph (d) of this Article be less than the annual rent paid in accordance with subparagraph (c) of this Article.

            (e) Fixed rent shall be paid at the office of Landlord or Landlord's agent, in advance, on the first day of each month commencing March 1,1996.

                Section 4. ADDITIONAL RENT. All charges, costs, and expenses that Lessee assumes or agrees to pay hereunder, together with all interest and penalties it may accrue thereon in the event of the failure of Lessee to pay those items, and all other damages, costs, expenses, and sums that Lessor may suffer or incur, or that may become due, by reason of any default of Lessee or failure by Lessee to comply with the terms and conditions of this Lease shall be deemed to be additional rent, and in the event of non-payment, Lessor shall have all available rights and remedies for failure to pay rent.

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        Section 5. TAXES AND ASSESSMENTS; UTILITIES; COMPLIANCE WITH LAW. A.
Lessee shall pay , prior to such becoming delinquent: (i) all taxes, assessments, levies, fees, and all other governmental charges which are at any time imposed or levied upon or assessed against the Leased Premises, any Basic Monthly Rent, additional rent or other sum payable hereunder, or against this Lease, or the leasehold estate hereby created or which arises in respect of the operation, possession or use of the Leased Premises; (ii) all gross receipts or similar taxes imposed or levied upon, assessed against or measured by any basic Monthly Rent, or any additional rent or other sum payable hereunder; (iii) all sales, value added, use and similar taxes at any time levied, assessed or payable on account of Lessee's leasing or use of the Leased Premises; (iv) all charges of the utilities and communications services serving the Leased Premises. Lessee will furnish to Lessor, promptly after demand therefor, proof of payment of all items referred to above which are payable by Lessee. Lessee shall promptly reimburse Lessor for all utilities and similar costs paid by Lessor and attributable to the Leased Premises.

        Where taxes, assessments, and utilities cannot be directly allocated to the Leased Premises, such items shall be allocated based on the per cent of square footage of the Leased Premises to the whole square footage on which such items have been determined or shall be allocated on more appropriate bases as agreed between Lessor and Lessee.

        B. Lessee shall comply with and cause the Leased Premises to comply with (i) all laws, ordinances and regulations, and other governmental rules, orders and determinations now or hereafter enacted, applicable to the Leased Premises or the use thereof, and (ii) all contracts, agreements, covenants, conditions and restrictions applicable to the Leased Premises or the ownership, occupancy or use thereof. However, Lessee shall not be required to comply with any such contracts, agreements, covenants, conditions or restrictions affecting the Leased Premises if entered into on or after the commencement date of this Lease unless Lessee has consented thereto.

        Section 6. INSURANCE. A. Lessee will maintain cause to be maintain or failing to do so, shall reimburse Lessor for, insurance on the Leased Premises of the following character:

        (a) Insurance against loss by fire, flood, lightning, vandalism, malicious mischief and other risks which are the time are included under "extended coverage" endorsements, in amounts sufficient to prevent Lessor or Lessee from becoming a co-insurer of any loss, but in any event in amounts not less than one hundred percent (100%) of the actual replacement value or actual cash value, as the Lessor may require, of the Equipment and Improvements, exclusive of foundations and excavations. If Lessor provides such insurance for the entire

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parcel described in Schedule A and all improvements thereon including the
Equipment, then Lessee shall promptly reimburse Lessor for the cost of insuring the Equipment and the pro rata cost of the insurance on the remaining Leased Premises based on the ratio of the square footage of the Leased Premises to the total square footage on which such insurance has been determined or shall be allocated on more appropriate bases as agreed between Lessor and Lessee.

                (b) Comprehensive public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Leased Premises and adjoining streets and sidewalks, in the minimum amounts of Three million dollars ($3,000,000) for bodily injury or death in any one occurrence, Three million dollars ($3,000,000) in the aggregate, and Three million dollars ($3,000,000) for property damage, or in such greater amounts as are then customary for property similar in use to the Leased Premises.

                (c) Workers compensation insurance to the extent required by the law of the State of Ohio, and to the extent necessary to protect lessor and the Leased Premises against workers compensation claims.

                (d) At any time when construction in being performed, completed value builder's risk insurance for the Leased Premises, including building materials on the Leased Premises, covering loss or damage for fire, lightning, extended coverage perils, sprinkler leakage, vandalism and malicious mischief and perils covered under a difference in conditions policy and in any amount not less than the final cost, as estimated by Lessee, of such construction.

                (e) Such other insurance, in such amounts and against such risks, as is commonly obtained in the case of property similar in use to the Leased Premises and located in the State of Ohio, including war risk insurance when and to the extent obtainable from the United States Government or any agency thereof.

                B. All of the above described insurance shall be written by companies of recognized financial standing and legally qualified to issue such insurance, and shall name Lessor as an insured party and shall include any mortgagees of the Leased Premises, and Lessee, as their interests may appear.

                Every policy referred to above shall provide that it will not be canceled or materially modWied except after thirty (30) days written notice to Lessor and all mortgagees of the Leased Premises, and that it shall not be invalidated by any act or negligence of Lessor, Lessee or any person or entity having an interest in the property, nor by occupancy or use of the Leased Premises for purposes more hazardous than permitted by such policy, nor by any foreclosure or other proceedings relating to the Leased Premises, nor by change in title to or ownership of the Leased Premises or Lessor's interest therein.

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                C. Lessee shall deliver to Lessor and all mortgagees of the
Leased Premises original or duplicate certificates of insurance evidencing the existence of all insurance which is required to be maintained by Lessee hereunder, such delivery to be made (i) promptly after the execution and delivery hereof, and (ii) at least thirty (30) days prior to the expiration of any such insurance. Lessee shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Section unless Lessor and all mortgagees of the Leased Premises are named insureds therein, with loss payable as provided herein.

                Lessee shall at all times comply with and cause the Leased Premises to comply with all insurance policies to the extent necessary to prevent cancellation thereof and to insure full payment of any claims made under such policies.

                D. Lessor and Lessee hereby release each other from any and all liability of responsibility (to the other or any one claiming through or under them) by way of subrogation or otherwise for any loss or damage to property caused by fire or any of the extended coverage or supplementary contract casualties; even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or any one for whom such party may be responsible; provided, however, that this release shall be applicable and enforced and effect only with respect to loss and damage occurring during such time as the releaser's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect and impair said policies or prejudice the right of the releaser to recover thereunder. Lessor and Lessee each agree that their policies would include such a clause or endorsement so long as the same shall be obtainable.

                Section 7. MAINTENANCE AND REPAIR. Throughout the term of this Lease, Lessee at is expense will maintain all parts of the Improvements and Equipment in good repair and condition, except for ordinary wear and tear. Lessor, at is option, shall have the right, but shall not be required, to maintain, repair and/or rebuild any part of the Improvements and Equipment. Lessee shall promptly reimburse Lessor for any and all costs incurred by Lessor in connection with any repair, maintenance or rebuilding of the Improvements and Equipment.

                Section 8. ALTERATIONS; LESSEE'S EQUIPMENT. Lessee may, at its expense, make non-structural alterations of the Improvements provided that (i) the market value of the Leased Premises shall not be lessened thereby, (ii) such work shall be expeditiously completed in a good and workmanlike manner and in compliance with all applicable legal requirements and the requirements of all insurance policies required to be maintained by Lessee hereunder, and (iii) the character and use of the Leased Premises shall not be changed as a consequence thereof. Lessee shall make no structural alterations or construct any additions to the Leased Premises without first having obtained the written

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consent of Lessor. All additions and alterations shall be and remain part of the realty and the property of Lessor, and shall be subject to this Lease.

                Lessee may place upon the Leased Premises any trade fixtures, machinery, equipment, materials, inventory, furniture, computers and/or other personal property belonging to Lessee or third parties, whether or not the same shall be affixed to the Leased Premises, which are used in connection with any of Lessee's business operations on the Leased Premises, and may remove the same at any time during the term of this Lease. Lessee shall repair any damage to the Leased Premises caused by such removal.

                Section 9. CONDEMNATION AND CASUALTY. A. Lessee hereby irrevocably assigns to Lessor any award, compensation or insurance payment to which Lessee may become entitled by reason of Lessee's interest in the Leased Premises (i) if the use, occupancy or title of the Leased Premises or any part thereof is taken, requisitioned or sold in, by or on account of any actual or threatened eminent domain proceeding or other action by any person having the power of eminent domain, or (ii) if the Leased Premises or any part thereof are damaged or destroyed by fire, flood of other casualty. Lessee shall, promptly upon obtaining knowledge of such damage or destruction, or of any such proceeding or action for the taking of the Leased Premises or any part thereof, notify Lessor of the pendency thereof. Lessor may appear at any proceeding or action to negotiate, prosecute and adjust any claim for any award, compensation or insurance payment on account of any such damage, destruction, taking, requisition or sale, and Lessor shall collect any such award, compensation or insurance payment. All amounts paid in connection with any such damage, destruction, taking, requisition or sale, shall be applied pursuant to this paragraph, and all such amounts (minus the expense of collecting such amounts) are herein call the Net Proceeds. Lessor shall pay all reasonable costs and expenses in connection with each such proceeding, action, negotiation, prosecution and adjustment, for which costs and expenses Lessor shall be reimbursed out of any award, compensation or insurance payment received.
Lessee shall be entitled to participate in any such proceedings, action, negotiation, prosecution or adjustment. The foregoing notwithstanding, nothing in this Lease shall impair Lessee's right to any award or payment on account of Lessee's trade fixtures, equipment and other tangible personal property, moving expenses and loss of business, if available, to the extent Lessee shall have the right to make a claim therefore against the person having the power of eminent domain, but in no event shall any such claim be based upon the value of Lessee's leasehold interest.

                B. In the event an occurrence of the character referred to in clause A above shall affect all or a substantial portion of the Leased Premises and shall render them unsuitable for restoration for continued use and occupancy for the purpose set forth in the Lease, Lessee shall have the option to terminate this Lease, in

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which event Lessor shall retain all awards or compensation granted for the occurrence of such event, except for those awards or compensations which are payable to Lessee and/or any subtenant as set forth above.

        Section 10. UNLAWFUL OR DANGEROUS ACTIVITY. Lessee shall neither use nor occupy the Leased Premises or any part thereof for any unlawful, disreputable, or ultrahazardous business purpose or operate or conduct any business which constitutes a nuisance of any kind.

        Section 11. INDEMNITY. Lessee shall indemnify Lessor against all expenses, liability, or claims of every kind, including reasonable counsel fees, by or on behalf of any person or entity, arising out of either (i) a failure by Lessee to perform any of the terms and conditions of the Lease, (ii) any injury or damage happening on or about the Leased Premises which is not covered by Lessor's insurance and/or the insurance required to be carried by Lessor, or (iii) failure to comply with any law of any governmental authority.

        Section 12. DEFAULT OR BREACH. Each of the following events shall constitute a default or breach of the Lease by Lessee:

        (a) If Lessee, or any successor or assignee of Lessee, while in possession shall file a petition in bankruptcy or insolvency or for reorganization under any bankruptcy act, or shall voluntarily take advantage of any such act by answer or otherwise, or shall make any assignment for the benefit of creditors;

        (b) If involuntary proceedings under any bankruptcy law or insolvency act shall be instituted against Lessee, or if a receiver or trustee shall be appointed of all or substantially all of the property of Lessee, and such proceedings shall not be dismissed or the receivership or trustee vacated within thirty (30) days after the institution or appointment;

        (c) If Lessee shall fail to perform or comply with any of the conditions of the Lease, including the failure to pay rent, and if such nonperformance shall continue for a period of fifteen (15) days after notice thereof by Lessor to Lessee, or, except for the failure to pay rent, such longer period of time as is reasonable under the circumstances.

        Section 13. EFFECT OF DEFAULT. In the event of any default hereunder, as set forth in Section 12, the rights of Lessor shall be as follows:

        (a) Lessor shall have the right to cancel and terminate this Lease, as well as all of the right, title, and interest of Lessee in the Lease by sending a written notice of termination to Lessee; and on termination of the Lease, the interest of Lessee hereunder shall terminate, except as to Lessee's liability existing on the date of termination or accruing thereafter; and,

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        (b)     Lessor may re-enter the Leased Premises and remove the property of Lessee in accordance with applicable law. Re-entry will not terminate the Lease and the termination shall not be effective until Lessor sends written notice of the termination to Lessee. On termination, Lessor may recover from Lessee all damages approximately resulting from the breach, including the cost of removing Lessee's property and recovering the Leased Premises.

        Section 14. SUBORDINATION. All rights of Lessee under this lease shall be subject and subordinate to the lien of any and all mortgages that may now or hereafter affect the Leased Premises, or any part thereof, and to any and all renewals, modifications, or extensions of any such mortgages, Lessee shall on demand execute, acknowledge and deliver to Lessor, without expense to Lessor, any and all instruments that may be necessary or proper to subordinate this Lease or all rights therein to the lien of any such mortgage or mortgages and each renewal, modification, or extension. Lessor shall provide to Lessee a non-disturbance agreement in form and substance reasonably satisfactory to Lessee executed by any mortgagee which now or in the future has a lien against the Leased Premises.

        Section 15. ACCESS TO PREMISES. Lessee shall permit Lessor or its agents to enter the Leased Premises at all reasonable hours to inspect the Leased Premises or make repairs that may become necessary from time to time.

        Section 16. LIABILITY OF LESSOR. Lessee shall be in exclusive control and possession of the Leased Premises, and Lessor shall not be liable for any injury or damages to any property or to any person on or about the Leased Premises, nor for any injury or damage to any property of Lessee unless caused by Lessor or its agents. The provisions herein permitting Lessor to enter and inspect the Leased Premises are made to insure that Lessee is in compliance with the terms and conditions hereof. Lessor shall not be liable to Lessor for damages arising from any entry by Lessor on the Leased Premises for inspection purposes.

        Section 17. REPRESENTATION BY LESSOR. At the commencement of the term, Lessee shall accept the Leased Premises in the existing condition and state of repair, and Lessee agrees that no representations, statements, or warranties, express or implied, have been made by or on behalf of Lessor in respect thereto except as contained in the provisions of the Lease and Lessor shall in no event be liable for any latent defects.

        Section 18. WAIVERS. The failure of Lessor to insist on a strict performance of any of the terms and conditions hereof shall be deemed a waiver of the rights or remedies that Lessor may have regarding that specific instance only, and

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shall not be deemed a waiver of any subsequent breach or default in any terms and conditions.

                Section 19. SURRENDER OF POSSESSION. Lessee shall, on the last day of the term specified in Section 2 herein, or on earlier termination and forfeiture of the Lease, peaceably and quietly surrender and deliver the Leased Premises to Lessor.

                Section 20. ASSIGNMENT AND SUBLETTING. Lessee may not assign this Lease or sublet any portion of the Leased Premises without the prior written consent of Lessor. Notwithstanding the foregoing, Lessee may assign this lease or sublease any portion of the Leased Premises to any subsidiary affiliate or parent of Lessee. My assignee or subtenant shall be bound by all of the terms and conditions of this Lease and shall agree to assume Lessee's responsibilities hereunder. Any assignment or subletting shall not relieve Lessee from liability for payment of rent or other sums herein provided or from the obligation to keep and be bound by the terms, conditions and covenants of this Lease. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or subletting of the Leased Premises. Lessor may assign, mortgage, pledge or encumber this Lease or any of the rents becoming due hereunder without Lessee's consent provided Lessee is given written notice of such assignment and the transferee must assume the obligations to Lessee under this Lease.

                Section 21. NOTICES. All notices given pursuant to this Lease shall be in writing and shall be validly given when actually delivered or sent by certified or registered mail, return receipt requested, (a) if to Lessor; to Chicago Investors, 805 Chicago Street, Toledo, Ohio 43611, and (b) if to
Lessee: to Ottawa River Steel Co., 805 Chicago Street, Toledo, Ohio 43611.

                Section 22. HEADINGS AND TABLE OF CONTENTS. The headings of the various sections and schedules of this Lease have been inserted for reference only and shall not to any extent have the effect of modifying, amending or changing the expressed terms and provisions of this Lease.

                Section 23. SCHEDULES. The following are schedules A, B, and C referred to in this Lease, which Schedules are hereby incorporated be reference.

                Schedule A - Legal Description
                Schedule B - Site Plan
                Schedule C - Equipment

                Section 24. TOTAL AGREEMENT; APPLICABLE TO SUCCESSORS. This Lease contains the entire agreement between the parties and cannot be

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changed or modified except by a written instrument subsequently executed by the parties hereto. This Lease and the terms and conditions hereof apply to and are binding on the heirs, legal representatives, successors, and assigns of both parties. Provided Lessee performs all of its material obligations under this Lease, then Lessor represents and warrants that Lessee shall have the quiet and peaceful enjoyment of the Leased Premises without any hinderance or claim by any party claiming by, through or under Lessor.

                Section 25. APPLICABLE LAW. This agreement shall be governed and construed in accordance with the laws of the State of Ohio.

                Section 26. TIME IS OF THE ESSENCE. Time is of the essence in all provisions of this Lease.

                This agreement executed on the date first written above.

                                        Lessor: Chicago Investors, an Ohio
                                            general partnership

/s/  James Rosino                       By    /s/  Yale M. Feniger
- -----------------------------------       --------------------------------
            Witness                              GeneraI Partner

/s/  Real P. Remillard
- -----------------------------------
            Witness

                                        Lessee: Ottawa River Steel Co.

/s/  James Rosino                       By    /s/  William D. Feniger
- -----------------------------------       --------------------------------
            Witness

/s/  Real P. Remillard
- -----------------------------------
            Witness

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        STATE OF OHIO   )
                        ) SS:
        COUNTY OF LUCAS )

                On the 5th day of June, 1996, Yale M. Feniger, the General Partner of Chicago Investors, appeared before me and duly acknowledged that he executed the foregoing instrument.

                                                /s/ Laura Contos (Kenyon)
                                        ------------------------------------
                                                     Notary Public
                                                     Laura Contos
        STATE OF OHIO   )                      Notary Public, State of Ohio
                        ) SS:              My Commission Expires Sept. 11, 1999
        COUNTY OF LUCAS )


                On the 5th day of June, 1996, William D. Feniger, the
            of Ottawa River Steel Co., appeared before me and duly acknowledged that he executed the foregoing instrument.

                                                /s/ Laura Contos (Kenyon)
                                        ------------------------------------
                                                     Notary Public
                                                     Laura Contos
                                               Notary Public, State of Ohio
                                           My Commission Expires Sept. 11, 1999
                                     12